EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Front Porch Digital Inc. 2000 Equity Incentive Plan dated as of May 2, 2000 of our report dated March 30, 2004, with respect to the consolidated financial statements of Front Porch Digital Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young Audit, France

April 12, 2004